CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statements on Form S-8 (Nos. 333-12939, 333-45423, 333-45507, 333-45491, 333-45493, 333-45495, 333-45499, 333-51647, 333-67131, 333-67133, 333-67135, 333-85289, 333-85291, 333-85293, 333-85295, 333-85301,333-95207, 333-35716; 333-35718, 333-35720, 333-35722, 333-35724, 333-117171, 333-118203, 333-118202, 333-118201, 333-118200, 333-122204, 333-124086, 333-134167, 333-136604, 333-136605, 333-136606, 333-150568, 333-150569, 333-150570, 333-150571, 333-150572, 333-159694, 333-197761, 333-249310); and

2.Registration Statements on Form S-3 (Nos. 333-06041, 333-14717, 333-20485, 333-31259, 333-66879, 333-84931, 333-99007, 333-106787, 333-149539, 333-163928, 333-216118, 333-236478);

of BorgWarner Inc. of our reports dated February 13, 2020, with respect to the consolidated financial statements of Delphi Technologies PLC and the effectiveness of internal control over financial reporting of Delphi Technologies PLC, which are incorporated by reference in this Current Report on Form 8-K/A from Delphi Technologies PLC’s Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Detroit, Michigan
October 13, 2020